SCHEDULE 14A
                               (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission
[X]   Definitive Proxy Statement        only (as permitted by Rule
      14a-6(e)(2)
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           WESTERBEKE CORPORATION
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      1)   Title of each class of securities to which transaction applies:

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           pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

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                           WESTERBEKE CORPORATION

                     -----------------------------------

                  Notice of Annual Meeting of Stockholders
                          to be held March 22, 2001

                     -----------------------------------

                                                      Taunton, Massachusetts
                                                      February 23, 2001

To the Holders of Common Stock
 of WESTERBEKE CORPORATION:

      The Annual Meeting of the Stockholders of WESTERBEKE CORPORATION will be held at The Courtyard Marriott, 200 Technology Center Drive, Stoughton, Massachusetts, on Thursday, March 22, 2001 at 10:00 o'clock A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

      1. To elect one Class C director of the Company for the ensuing three years.

      2. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG LLP to serve as the Company's independent auditors for the Company's fiscal year ending October 27, 2001.

      3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      The close of business on February 16, 2001 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the Company's executive office located at Myles Standish Industrial Park, Taunton, Massachusetts during the ten-day period preceding the Meeting.

                                       By Order of the Board of Directors,

                                       Carleton F. Bryant, III, Secretary


      You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.


                               PROXY STATEMENT

      This Proxy Statement, which will be mailed commencing on or about February 23, 2001 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Westerbeke Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on March 22, 2001, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at Myles Standish Industrial Park, Taunton, Massachusetts 02780.

      Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

      At the close of business on February 16, 2001, the record date stated in the accompanying Notice, the Company had outstanding 1,947,090 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

      A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

      Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power on such matter.

      At February 16, 2001, the record date for the Meeting, Mr. John H. Westerbeke, Jr., the Chairman, President and a Class C Director of the Company, owned approximately 56.4% of the outstanding Common Stock of the Company. This ownership will enable him to elect the Board of Directors of the Company and thereby control the Company's policies. To the Company's knowledge, Mr. Westerbeke, Jr. will vote his shares of Common Stock in favor of each of the proposals presented at the Meeting.

                           I. ELECTION OF DIRECTOR

      One Class C director will be elected at the Annual Meeting of Stockholders to be held on March 22, 2001, to serve for three years and until a successor shall have been chosen and qualified. This is in accord with the Company's Certificate of Incorporation, which provides for the division of the Board of Directors into three classes with the term of office for the Class C director expiring at the Meeting. Class A directors and Class B directors will be elected at the Annual Meetings to be held in 2002 and 2003, respectively.

      It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the nominee listed in the following table, unless otherwise instructed in such Proxy. In case the nominee is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in the nominee's stead. The Board of Directors has no reason to believe that the nominee named will be unable or will decline to serve.

      The nominee, John H. Westerbeke, Jr., is presently serving as a Class C director of the Company. Certain information concerning the nominee for election as Class C director and the other directors of the Company is set forth below. Such information was furnished by them to the Company.


                                            Shares of Common Stock
Name and Certain                               Owned Beneficially         Percent
Biographical Information                    as of February 15, 2001(1)    of Class
------------------------                    --------------------------    --------

Nominee for Election

JOHN H. WESTERBEKE, JR.,                          1,248,250 (2)           59.5%
 (Class C director), age 60;
 President of the Company since
 1976; Director of the Company
 since 1976; Chairman of the Board
 of Directors of the Company since
 June 1986.

Directors Whose Term of Office
Will Continue After the Meeting

GERALD BENCH (Class A director),                     11,100 (3)             *
 age 60; President, BFT Holdings
 Co., Inc. (investors in emerging growth
 businesses) since November 1996;
 President and Chief Executive
 Officer, Hadley Fruit Orchards, Inc.
 from November 1996 to June 1999;
 Consultant, Hadley Fruit Orchards,
 Inc. from March 1995 to November
 1996; Partner, ICAP Marine Group
 (consulting firm) from November
 1993 to February 1995; Chairman
 and President, TDG Aerospace,
 Inc. (manufacturer of aircraft de-icing
 devices) from October 1991 to
 November 1993; President, Thermion,
 Inc. (manufacturer of heaters for
 aircraft de-icing devices) from
 April 1990 to September 1991;
 General Manager, Lermer
 Corporation (manufacturer of
 airline galley equipment) from
 June 1989 through March 1990;
 former Chairman of the Board,
 President, Chief Executive Officer
 and Director of E&B Marine Inc.
 (marine supplies and accessories)
 from prior to 1988; Director of the
 Company since June 1986.

NICHOLAS H. SAFFORD (Class A                             -0-                -
 director), age 68; President,
 Nicholas H. Safford & Co., Inc.
 (investment counselor and private
 trustee) since 1983 and from 1979
 to 1981; former President and
 Director of Wendell, Safford &
 Co., Inc. (investment counseling
 firm) from 1982 to 1983; former
 Vice President and Director of
 David L. Babson & Co., Inc.
 (investment counseling firm) prior
 to 1978; Director of the Company
 since February 1991.

THOMAS M. HAYTHE (Class B                            16,100 (4)             *
 director), age 61; Business and
 Legal Consultant since February
 2000; Partner, Haythe & Curley
 (attorneys) (renamed Torys in
 2000) from 1982 to January 2000;
 Director: Novametrix Medical
 Systems Inc. (manufacturer of
 electronic medical instruments),
 Guest Supply, Inc. (provider of hotel
 guest room amenities, accessories
 and products) and Ramsay Youth
 Services, Inc. (provider of youth
 and educational services); Director of
 the Company since June 1986.

JAMES W. STOREY (Class B                             20,100 (5)           1.0%
 director), age 66; Consultant since
 January 1993; President,
 Wellingsley Corporation (private
 investment management company)
 from December 1986 through
 December 1992; President and
 Chief Executive Officer of Codex
 Corporation, a subsidiary of
 Motorola, Inc., from 1982 to
 1986; Vice President of Motorola,
 Inc. from 1982 to 1986; Director of
 the Company since June 1986.

--------------------
*     Less than one percent.

<F1>  Except as indicated hereafter, each of the persons has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.

<F2>  Includes 150,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Westerbeke, Jr.

<F3>  Consists of 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Bench.

<F4>  Includes 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Haythe.

<F5>  Includes 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Storey.

      During the fiscal year ended October 21, 2000 the Board of Directors of the Company met four times. Each of the persons named in the tables above attended at least 75% of the meetings of the Board of Directors and of the meetings of any committee of the Board of Directors on which such person served which were held during the time that such person served.

      The Board of Directors of the Company has a Stock Option Committee, whose members are Messrs. Bench, Safford and Storey, an Audit Committee, whose members are Messrs. Bench, Safford and Storey, and a Compensation Committee, whose members are Messrs. Bench, Haythe, Safford and Storey.

      The Stock Option Committee administers the Company's 1986 Stock Option Plan, the Supplemental Stock Option Plan and the 1996 Stock Option Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option and the other terms and conditions upon which options under such plans are granted and made exercisable. The Audit Committee is authorized to recommend to the Board of Directors the engaging and discharging of the independent auditors, and to review with the independent auditors the plans for and the results of the auditing engagement, the scope and results of the Company's procedures for internal auditing, the independence of the auditors and the adequacy of the Company's system of internal accounting controls. The Compensation Committee is authorized to make recommendations to the Board of Directors regarding compensation to be paid to key employees of the Company.

      The Audit Committee met twice during the fiscal year ended October 21, 2000. The Stock Option Committee and the Compensation Committee did not meet during such fiscal year. The Company does not have a Nominating Committee or any committee performing similar functions.

      The directors and officers of the Company, other than Messrs. Bench, Haythe, Safford and Storey, are active in its business on a day-to-day basis.

      The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

Compensation of Executive Officers
----------------------------------

      The following table sets forth information for the fiscal years ended October 21, 2000, October 23, 1999 and October 24, 1998 concerning the compensation paid or awarded to the Chief Executive Officer and the other executive officer of the Company.

                         SUMMARY COMPENSATION TABLE


                             Fiscal
                              Year           Annual Compensation
Name and Principal            Ended     ----------------------------     All Other
Position                     October       Salary           Bonus       Compensation
------------------           -------       ------           -----       ------------

John H. Westerbeke, Jr.       2000      $228,359 (1)    $134,247 (2)    $38,549 (7)
 President, Chairman of       1999       226,190 (3)      84,723 (4)     33,385 (7)
 the Board of Directors       1998       214,488 (5)      53,838 (6)     31,622 (7)
 and Class C Director

Carleton F. Bryant, III       2000      $ 94,500        $ 60,633              -
 Executive Vice President,    1999        94,500          61,115              -
 Treasurer, Chief             1998        94,500          72,998              -
 Operating Officer and
 Secretary

--------------------
<F1>  Includes $75,300 of salary earned in fiscal year 2000, payment of which has been deferred.

<F2>  Includes a $126,692 bonus earned in fiscal year 2000, payment of which has been deferred.

<F3>  Includes $73,100 of salary earned in fiscal year 1999, payment of hich has been deferred.

<F4>  Includes a $79,682 bonus earned in fiscal year 1999, payment of which has been deferred.

<F5>  Includes $61,842 of salary earned in fiscal year 1998, payment of which has been deferred.

<F6>  Includes a $49,628 bonus earned in fiscal year 1998, payment of which has been deferred.

<F7>  Includes amounts ($22,750, $19,825 and $18,062 in fiscal 2000, 1999 and 1998, respectively) reflecting the current dollar value of the benefit to Mr. Westerbeke of premiums paid by the Company with respect to a split-dollar insurance arrangement (see "Employment Agreements" below for a description of such arrangement). Such benefit was determined by calculating the time value of money (using the applicable federal rates) of the premiums paid by the Company in the fiscal years ended October 21, 2000, October 23, 1999 and October 24, 1998 for the period from the date on which each premium was paid until March 31, 2002 (which is the earliest date on which the Company could terminate the agreement and request a refund of premiums paid).

      The Company did not grant any stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended October 21, 2000.

      The following table sets forth the number and value of options held by the executive officers named in the Summary Compensation Table during the fiscal year ended October 21, 2000.

                      OPTION VALUES AT OCTOBER 21, 2000


                                      Number of                  Value of Unexercised
                                     Unexercised                   In-the-Money(1)
                                      Options at                      Options at
                                   October 21, 2000                October 21, 2000
                             ----------------------------    ----------------------------
Name                         Exercisable    Unexercisable    Exercisable    Unexercisable
----                         -----------    -------------    -----------    -------------

John H. Westerbeke, Jr.        150,000           -            $206,200           -

Carleton F. Bryant, I I I       65,000           -            $ 89,400           -

--------------------
<F1>  In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

Compensation of Directors
-------------------------

      The Company currently pays its directors a fee of $2,000 for attending each meeting of the Board of Directors of the Company.

Employment Agreements
---------------------

      The Company has an Employment Agreement (the "Agreement") with John H. Westerbeke, Jr., the Chairman of the Board, President and Chief Executive Officer of the Company, which provides for his employment by the Company at an annual base salary, subject to increases based upon the Consumer Price Index and at the discretion of the Company. During fiscal 2000, Mr. Westerbeke's salary was $228,359, which included $75,300 of salary, which has been deferred. The Agreement also provides for payment of a bonus at the discretion of the Board of Directors of the Company. In September 1996, the Board of Directors established an incentive plan for Mr. Westerbeke pursuant to which Mr. Westerbeke will have an annual bonus opportunity, based on net income and increases in sales, in each of the four years beginning with the 1997 fiscal year. Mr. Westerbeke may elect to have all or any part of his base salary or bonus paid as deferred compensation in five annual installments commencing upon his retirement or other termination of employment, or upon a change of control of the Company, as defined in the Agreement. Amounts deferred by Mr. Westerbeke are contributed by the Company to a trust established to hold and invest these funds until such time as the amounts are payable to Mr. Westerbeke. The Agreement also requires the Company to pay premiums for certain life insurance policies on the life of Mr. Westerbeke as described below. The Agreement may be terminated by the Company upon the disability of Mr. Westerbeke, by the Company with or without cause, and by Mr. Westerbeke in the event there has occurred a constructive termination of employment by the Company. In addition, in the event of a change in control of the Company, as defined in the Agreement, Mr. Westerbeke may terminate his employment during the one year period following such change in control, and in such event, the Company will be required to pay him a lump sum cash payment in an amount equal to three times his annual cash compensation during the most recent five taxable years of the Company, less $1,000. In addition, in such circumstances, the Company is required to continue to carry group life and health insurance for Mr. Westerbeke for a three year period and is required to pay any premiums payable on the split-dollar life insurance policies on his life for a three year period. Under the Agreement, Mr. Westerbeke has agreed not to compete with the Company for a period of one year following termination of his employment.

      The Company has entered into a split-dollar insurance arrangement with Mr. Westerbeke, Jr., pursuant to which the Company will pay the premium costs of certain life insurance policies that pay a death benefit of not less than $6,150,000 in the aggregate upon the death of Mr. Westerbeke. Upon surrender of the policies or payment of the death benefit thereunder, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to Mr. Westerbeke or his beneficiaries. See footnote (7) to the "Summary Compensation Table" above for further information on premium payments made by the Company.

      The Company has an agreement with Carleton F. Bryant, III, the Executive Vice President, Treasurer and Chief Operating Officer of the Company, which provides for his employment by the Company at an annual salary of $94,500. Under a related agreement Mr. Bryant agrees not to compete with the Company for a period of three years following the termination of his employment.

Compliance with Section 16(a) of the
Securities Exchange Act of 1934
-------------------------------

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended October 21, 2000 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions
----------------------------------------------

      The Company leases a 40-foot sailboat from Mr. Westerbeke, Jr., the Chairman of the Board, President and Chief Executive Officer of the Company, pursuant to a lease expiring in July 2004. The Company pays an annual rental to him of $33,500 and also pays approximately $10,000 to $15,000 of annual expenses in connection with the operation and maintenance of the sailboat. The Company makes use of the sailboat to evaluate the performance of its marine engine products and for other corporate purposes. In July 1994, Mr. Westerbeke, Jr. executed a promissory note payable to the Company in the principal amount of $165,000. The proceeds of the loan were used by Mr. Westerbeke, Jr. to purchase the sailboat that is leased to the Company as described above. The loan, which is due June 1, 2004, is payable in equal monthly installments which commenced on July 1, 1994, together with interest at 7.75% per annum and is secured by the sailboat. Management of the Company believes that the terms of the lease and of the secured loan are no less favorable to the Company than it could obtain from an unrelated party.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

      During the Company's past fiscal year, Thomas M. Haythe, a Class B director of the Company and a member of the Compensation Committee, was a partner of the law firm of Haythe & Curley (renamed Torys in 2000), which firm acted as legal counsel to the Company during the past fiscal year. It is expected that Torys will continue to render legal services to the Company in the future. Mr. Haythe, who retired from Torys in January 2000, acts as the Company's general counsel and is expected to continue to do so in the future.

Audit Committee Report
----------------------

      The members of the Audit Committee are Gerald Bench, Nicholas H. Safford and James W. Storey. Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the National Association of Securities Dealers. The Audit Committee operates under the Audit Committee Charter adopted by the Board of Directors. The Charter is attached to this Proxy Statement as Appendix A.

      Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee's primary responsibility is to oversee the Company's financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board, as described in the Audit Committee Charter. The principal recurring duties of the Audit Committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of the Company's independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, and reviewing and discussing with management and the independent auditors the Company's quarterly and annual financial statements.

      The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of the Company for the fiscal year ended October 21, 2000. The Audit Committee has also discussed with KPMG LLP, the independent auditors of the Company, the matters required to be discussed by statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with the auditors the firm's independence.

      Based upon the review and discussions summarized above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company, as of October 21, 2000 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the year ended October 21, 2000 for filing with the Commission.

                                       Audit Committee
                                       Gerald Bench
                                       Nicholas H. Safford
                                       James W. Storey

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

      The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are: (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals;
(iii) to link compensation with the Company's financial performance; and
(iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

      There are three components to executive compensation at the Company: base salary, bonus and stock options. Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. Executive bonuses provide the opportunity for executive officers to earn additional compensation by achieving certain performance goals as determined by the Board of Directors. In addition, the Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's stockholders by offering the executives an opportunity to benefit from increases in the market price of the Common Stock. The stock option plans are administered by the Stock Option Committee of the Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. No stock options were granted to the executive officers of the Company during fiscal 2000.

      Compensation of Executive Officers
      ----------------------------------

      The Company has employment agreements with each of John H. Westerbeke Jr., Chairman of the Board, President and Chief Executive Officer of the Company, and Carleton F. Bryant, III, Executive Vice President, Treasurer and Chief Operating Officer of the Company. Pursuant to Mr. Westerbeke's agreement, Mr. Westerbeke's annual base salary is subject to increase based on the Consumer Price Index and at the discretion of the Company. Mr. Westerbeke's agreement also provides for payment of a bonus at the discretion of the Board of Directors. In September 1996, the Board of Directors established an incentive plan for Mr. Westerbeke pursuant to which Mr. Westerbeke will have an annual bonus opportunity, based on net income and increases in sales, in each of the four years beginning with the 1997 fiscal year. Pursuant to his employment agreement, Mr. Bryant has a fixed annual base salary and is eligible for an annual bonus based upon the financial results of the Company.

                                       Compensation Committee
                                       Gerald Bench
                                       Thomas M. Haythe
                                       Nicholas H. Safford
                                       James W. Storey


Performance Graph
-----------------

      The following performance graph compares the cumulative total stockholder return on the Common Stock to the NASDAQ Stock Market U.S. Index and to the S&P Machinery - Diversified Index for the Company's last five fiscal years. The graph assumes that $100 was invested in each of the Common Stock, the NASDAQ Stock Market U.S. Index and the S&P Machinery - Diversified Index on October 28, 1995 and that all dividends were reinvested.


                                                  Cumulative Total Return
                              --------------------------------------------------------------
                               10/95      10/96      10/97      10/98      10/99      10/00
                               -----      -----      -----      -----      -----      -----

Westerbeke Corporation        $100.00    $127.01    $198.54    $133.58    $121.17    $145.99
NASDAQ Stock Market (U.S.)     100.00     118.04     155.32     173.77     293.74     332.66
S&P Machinery-Diversified      100.00     126.92     175.25     144.96     173.88     141.20

Information Concerning Certain Stockholders
-------------------------------------------

      The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of February 15, 2001, each director and each executive officer named in the Summary Compensation Table of the Company who owned beneficially shares of Common Stock and all directors and executive officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.


                                           Shares of
                                          Common Stock       Percent
Name and Address                       Owned Beneficially    of Class
----------------                       ------------------    --------

Paul B. Luber                               133,255 (1)        6.8%
  4201 North Oakland Avenue
  Shorewood, Wisconsin 53211

Gerald Bench                                 11,100 (2)          *
  17 1/2 Passaic Avenue
  Spring Lake, New Jersey 07762

Thomas M. Haythe                             16,100 (3)          *
  Myles Standish Industrial Park
  Taunton, Massachusetts 02780

Nicholas H. Safford                               0              -
  9 Cleaves Street
  Rockport, Massachusetts 01966

James W. Storey                              20,100 (4)        1.0%
  3 Saddle Ridge Road
  Dover, Massachusetts 02030

John H. Westerbeke, Jr                    1,248,250 (5)       59.5%
  Myles Standish Industrial Park
  Taunton, Massachusetts 02780


Carleton F. Bryant, III                      45,722 (6)        2.3%
  Myles Standish Industrial Park
  Taunton, Massachusetts 02780

All Directors and Officers as a Group     1,341,272 (2)       61.6%
 (six persons)                           (3) (4) (5) (6)

--------------------
(*)   Less than one percent.

<F1>  Information as to these holdings is based upon a report on Schedule
      13D filed with the Securities and Exchange Commission by Mr. Paul B. Luber. Such report indicates that Mr. Luber has sole voting and dispositive power with respect to 133,255 shares, of which 53,555 shares are directly owned by Mr. Luber and 79,700 shares are owned by Great Lakes Capital Holdings, LLP, a limited liability partnership of which Mr. Luber is a general partner.

<F2>  Consists of 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Bench.

<F3>  Includes 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Haythe.

<F4>  Includes 11,100 shares issuable upon the exercise of presently exercisable stock options held by Mr. Storey.

<F5>  Includes 150,000 shares issuable upon the exercise of presently exercisable stock options held by Mr. Westerbeke, Jr.

<F6>  Consists of 45,722 shares issuable upon the exercise of presently exercisable stock options held by Mr. Bryant.

      To the Company's knowledge, there have been no significant changes in stock ownership or control of the Company as set forth above since February 15, 2001.


            II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has selected KPMG LLP to serve as independent auditors for the Company for the fiscal year ending October 27, 2001. The Board of Directors considers KPMG LLP to be eminently qualified.

      Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

      The Board of Directors recommends that stockholders vote FOR ratification of the selection of KPMG LLP to examine the financial statements of the Company for the Company's fiscal year ending October 27, 2001. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

      A representative of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Audit Fees
----------

      For the year ended October 21, 2000, the Company paid KPMG LLP approximately $66,200 and $37,700 for audit and tax preparation services, respectively. The Audit Committee concluded that the foregoing non-audit services did not adversely impact the independence of KPMG LLP.

                             III. OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters, which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                              IV. MISCELLANEOUS

      If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominee proposed by the Board of Directors in the election of directors and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

      All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

      It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals
---------------------

      Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company by October 27, 2001 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting. In the event that a stockholder fails to notify the Company by January 10, 2002 of an intent to be present at the 2002 Annual Meeting of Stockholders of the Company in order to present a proposal for a vote, the Company will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

Annual Report on Form 10-K
--------------------------

      A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended October 21, 2000, which has been filed with the Securities and Exchange Commission, will be sent, without charge, to stockholders to whom this Proxy Statement is mailed, upon written request to the Secretary, Westerbeke Corporation, Myles Standish Industrial Park, Taunton, Massachusetts 02780.


Taunton, Massachusetts
February 23, 2001


                                                                  Appendix A

                             Board of Directors
                           Audit Committee Charter

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. The Board may appoint one director who is not independent if the board determines that their membership on the committee is in the best interests of the Company and its shareholders. All committee members shall be financially literate (able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement). At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or related management expertise including being, or have been a CEO, CFO, or other senior officer with financial oversight responsibilities.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statement, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

      * The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to ratification by the shareholders.

      * The committee shall discuss with management and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

      * The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of the review.

      * The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosed in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

      This charter has been established and approved by the Audit committee.



[ ]  PLEASE MARK VOTES              PROXY
     AS IN THIS EXAMPLE    WESTERBEKE CORPORATION

           PROXY - ANNUAL MEETING OF STOCKHOLDERS - MARCH 22, 2001
                                COMMON STOCK

      The undersigned, a stockholder of WESTERBEKE CORPORATION, does hereby appoint John H. Westerbeke, Jr. and Thomas M. Haythe, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, March 22, 2001 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

      The undersigned hereby instructs said proxies or their substitutes to vote as specified hereon on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

1.  Election of a Class C Director

    Nominee: John H. Westerbeke, Jr.

                        For [ ]    Withhold [ ]

2. Ratification of appointment of KPMG LLP as independent auditors for fiscal 2001.

                        For [ ]    Against [ ]    Abstain [ ]

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The Board of Directors favors a vote "FOR" each item.

      The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either of Items 1 or 2 they will be voted in favor of the Item(s) for which no direction is indicated.

                                      ----------------
    Please be sure to sign and date  |Date            |
        this Proxy in the box below. |                |
------------------------------------------------------
                                                      |
                                                      |
------------------------------------------------------
Stockholder sign above    Co-holder (if any) sign above

----------------------------------------------------------------------------
  Detach above card, sign, date and mail in postage paid envelope provided.

                           WESTERBEKE CORPORATION
----------------------------------------------------------------------------
      IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                             PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY
----------------------------------------------------------------------------

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